SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMG Funds 600 Steamboat Road, Suite 300 Greenwich, CT 06830

URGENT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in AMG GW&K International Small Cap Fund (formerly AMG Managers Cadence Emerging Companies Fund) (the “Fund”) is in urgent need of your assistance. The special meeting of shareholders of the Fund originally scheduled for December 8, 2020 has been adjourned until December 22, 2020 at 3:00 p.m. Eastern time, while we await your important proxy vote. PLEASE help us to avoid the cost on additional follow-up messages, by casting your vote today. It is critical that we receive your response so that we may proceed with the important business of the Fund.

If you have any proxy related questions, or would like to cast your proxy vote by phone, call (800) 714-2193 for assistance. Representatives are available to you Monday through Friday 9 a.m. to 11 p.m. Eastern time.

Best regards,

Keitha Kinne

Chief Operating Officer

Four convenient voting methods . . ..

Please vote TODAY so that your vote may be recorded prior to the adjourned special meeting on December 22, 2020. Even an Abstain vote will help us to reach the required quorum to hold the shareholder meeting.

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-714-2193. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If possible, please utilize one of the above three voting options so that we can record your vote prior to the adjourned meeting.

For more information, please refer to the proxy statement. The proxy statement asks you to consider and vote on the following two proposals: (i) to approve a new subadvisory agreement between AMG Funds LLC (the “Investment Manager”) and GW&K Investment Management, LLC (“GW&K”) with respect to the Fund, and (ii) to approve a modified “manager-of managers” structure for the Fund.

The Board of Trustees of AMG Funds III believes that the proposals are in the best interests of shareholders and recommends that shareholders vote “FOR” each proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/AMG/docs/GWK_InternationalSmallCap.pdf. Thank you for your attention.

AMG Funds 600 Steamboat Road, Suite 300 Greenwich, CT 06830

URGENT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in AMG GW&K International Small Cap Fund (formerly AMG Managers Cadence Emerging Companies Fund) (the “Fund”) is in urgent need of your assistance. The special meeting of shareholders of the Fund originally scheduled for December 8, 2020 has been adjourned until December 22, 2020 at 3:00 p.m. Eastern time, while we await your important proxy vote. PLEASE help us to avoid the cost on additional follow-up messages, by casting your vote today. It is critical that we receive your response so that we may proceed with the important business of the Fund.

If you have any proxy related questions, or would like to cast your proxy vote by phone, call (888) 887-1266 for assistance. Representatives are available to you Monday through Friday 9 a.m. to 11 p.m. Eastern time.

Best regards,

Keitha Kinne

Chief Operating Officer

Three convenient voting methods . .. .

Please vote TODAY so that your vote may be recorded prior to the adjourned special meeting on December 22, 2020. Even an Abstain vote will help us to reach the required quorum to hold the shareholder meeting.

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If possible, please utilize one of the above three voting options so that we can record your vote prior to the adjourned meeting.

For more information, please refer to the proxy statement. The proxy statement asks you to consider and vote on the following two proposals: (i) to approve a new subadvisory agreement between AMG Funds LLC (the “Investment Manager”) and GW&K Investment Management, LLC (“GW&K”) with respect to the Fund, and (ii) to approve a modified “manager-of managers” structure for the Fund.

The Board of Trustees of AMG Funds III believes that the proposals are in the best interests of shareholders and recommends that shareholders vote “FOR” each proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/AMG/docs/GWK_InternationalSmallCap.pdf. Thank you for your attention.